As filed with the Securities and Exchange Commission on December 22, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1901640
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Inducement Equity Incentive Plan

(Full Title of the Plan)

Joel A. Ronning
Chief Executive Officer
Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Sullivan, Esq.
Julia Vax, Esq.
Howard Rice Nemerovski Canady Falk & Rabkin,
A Professional Corporation
Three Embarcadero Center, 7th Floor
San Francisco, California 94111-4024
(415) 434-1600

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued under the Inducement Equity Incentive Plan	87,500 shares	$30.12	$2,635,500	$282.00

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the registrant’s common stock that become issuable under the plans by reason of any stock dividend, stock split or other similar transaction.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq National Market on December 19, 2005.

PART II

INFORMATION IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)                    Annual Report on Form 10-K for the year ended December 31, 2004;

(b)                   Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(c)                    Current Reports on Form 8-K filed January 20, 2005, February 15, 2005, April 28, 2005, May 31, 2005, June 15, 2005, June 21, 2005, July 5, 2005 and December 20, 2005; and

(d)                   The description of the registrant’s common stock contained in the registration statement on Form 8-A, filed on July 20, 1998.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.  Article XI of the registrant’s Bylaws requires the registrant to indemnify its directors and executive officers, and permits the registrant to indemnify its other officers, employees and other agents to the extent permitted by Delaware law.  The Bylaws also require the registrant to advance litigation expenses in the case of any action, suit or proceeding brought by reason of the indemnified party being or having been a director, executive officer or agent of the registrant, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to  indemnification.

The registrant has entered into indemnity agreements with its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The registrant also maintains standard policies of insurance under which coverage is provided, subject to specific terms and conditions of those policies, (a) to its directors and officers against certain losses arising from claims made by reason of breach of duty in their official capacities, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description
5.1		Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

23.1		Consent of Ernst & Young, LLP

23.2		Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1)

24.1		Power of Attorney (included on the signature page of this Registration Statement)

99.1	*	Inducement Equity Incentive Plan

* Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on December 20, 2005.

Item 9.  Undertakings

(a)               The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on December 22, 2005.

DIGITAL RIVER, INC.

By:	/s/ Joel A. Ronning
	Name:	Joel A. Ronning
	Title	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Thomas M. Donnelly, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel A. Ronning	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2005
Joel A. Ronning

/s/ Thomas M. Donnelly	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 22, 2005
Thomas M. Donnelly

/s/ Perry W. Steiner	Director	December 22, 2005
Perry W. Steiner

/s/ William J. Lansing	Director	December 22, 2005
William J. Lansing

/s/ Thomas F. Madison	Director	December 22, 2005
Thomas F. Madison

/s/ J. Paul Thorin	Director	December 22, 2005
J. Paul Thorin

Director
Frederic M. Seegal

EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation
23.1		Consent of Ernst & Young, LLP
23.2		Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page of this Registration Statement)
99.1	*	Inducement Equity Incentive Plan

* Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on December 20, 2005.